Exhibit 1.1
MIE Holdings Corporation
(a Cayman Islands exempted limited liability company)
18,000,000 American Depositary Shares
Representing 45,000,000 Ordinary Shares
(Par Value US$0.001 Per Ordinary Share)
UNDERWRITING AGREEMENT
May [ ], 2010

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
United States

J.P. Morgan Securities Inc.
383 Madison Avenue, Floor 4
New York, NY 10179
United States
as Representatives of the several Underwriters named in Schedule A hereto
Ladies and Gentlemen:
     MIE Holdings Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), Far East Energy Limited, a company incorporated in Hong Kong with limited liability (the “Controlling Person”), and the other persons listed in Schedule B hereto (the “Other Selling Shareholders”, together with the Controlling Person, the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities Inc. (“J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares of the Company (the “ADSs”), each two ADSs representing five of the Company’s ordinary shares, par value US$0.001 per ordinary share (the “Ordinary Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of 2,700,000 additional ADSs to cover over-allotments, if any. The aforesaid 18,000,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters from the Company and the Selling Shareholders and all or any part of the 2,700,000 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States and internationally outside of the People’s Republic of China (the “PRC”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Solely for purposes of this Agreement, the term “PRC” excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.

     The Company, the Selling Shareholders and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Initial Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by 8:00 a.m. New York City Time on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-166143), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Commission a registration statement on Form F-6 (No. 333-166247) covering the registration of the ADSs under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, which was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”) on Form 8-A (File No. [          ]) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and other information which is “contained,” “included” or “stated” in the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the ADS Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the ADS Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of on or about May [          ], 2010 (the “Deposit Agreement”), to be entered into among the Company, Citibank N.A., as depositary (the “Depositary”) and all owners and beneficial owners from time to time of the ADSs.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(c) hereof, and each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; and the 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.
     At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery as defined below), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time (as defined below), neither (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information (if any) included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:

     “Applicable Time” means [          ]:00 [a/p]m (New York City Time) on [          ], 2010 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act (“Regulation S-T”).
     (A) At the time of filing the Registration Statement, the ADS Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purpose of this paragraph (B)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
     (ii) Independent Accountants. PricewaterhouseCoopers Zhong Tian CPAs Company Limited, who certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the standards and rules of the United States Public Company Accounting Oversight Board.
     (iii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, comply as to form in all material aspects with the requirements of Regulation S-X under the 1934 Act and present fairly the financial position of the Company and its consolidated subsidiary, MI Energy Corporation (“MIE”), a limited liability company incorporated in the Cayman Islands, at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and MIE for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-IFRS financial measures” comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein (including the dividends on the Ordinary Shares as already disclosed in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing), (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and MIE considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or MIE, other than those in the ordinary course of business, which are material with respect to the Company and MIE considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.
     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (vi) Good Standing of MIE. The Company does not own or control, directly or indirectly, any corporation, association, assets or entity other than MIE. MIE has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding share capital of MIE has been duly authorized and validly issued, is fully paid and non-assessable and is directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of the share capital of MIE was issued in violation of the preemptive or similar rights of any shareholder of MIE. MIE does not have and has never had any subsidiaries, and is not and has never been a legal or beneficial owner of any share or equity interests in any person.
     (vii) Capitalization. The Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and upon the issuance and sale of the Initial Securities, the Company shall have an authorized and outstanding capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization”; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has any preemptive rights with respect to the outstanding share capital of the Company, and none of the outstanding share capital of the Company have been issued in violation of any preemptive or similar rights of any person; the Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at the Closing Time or each Date of Delivery, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Securities or the Securities under the laws of the Cayman Islands or the United States or otherwise, as the case may be; the Ordinary Shares represented by the Securities, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement.
     (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (ix) Authorization and Description of Ordinary Shares to be Offered. The Ordinary Shares underlying the Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, and will conform to all statements relating thereto contained in the General

Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Ordinary Shares underlying the Securities is not subject to any preemptive rights, resale rights, rights of first refusal or other similar rights.
     (x) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.
     (xi) Listing. The ADSs have been approved for listing on New York Stock Exchange, subject only to notice of issuance.
     (xii) Absence of Defaults and Conflicts. Neither the Company nor MIE is in violation of its Organizational Documents (as defined below) or in default (or with the giving of notices or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or MIE is a party or by which either of them may be bound, or to which any of the property or assets of the Company or MIE is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and Ordinary Shares underlying the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus included in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or MIE pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or MIE or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or MIE or any of their assets, properties or operations. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association or other organizational documents of such entity and any amendments thereto. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or MIE.

     (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or MIE exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or MIE’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or MIE, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or MIE is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
     (xv) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Registration Statement, any Rule 462(b) Registration Statement or the most recent preliminary prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that have not been described and filed as required.
     (xvi) Possession of Intellectual Property. The Company and MIE own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor MIE has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or MIE therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.
     (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any counterparty to the Agreements and Instruments and any court or governmental authority or agency), including without limitation consent from China National Petroleum Corporation or PetroChina Company Limited for the accurate and lawful disclosure of the PRC PSC Projects (as defined below) contained in the Registration Statement, the General Disclosure Package and the Prospectus, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) such as have been already obtained or as may be required by state securities laws, (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States and the Cayman Islands in which the Reserved Securities are offered, and (C) any waivers, consents and releases obtained or will be obtained in connection with the restructuring of security under a credit facility agreement between the Company and Citic Ka Wah Bank and Citic Bank Guangzhou (the “CKW Faciliy”) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, which will be completed by the trading of the Initial Securities on the New York Stock Exchange.

     (xviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xix) Possession of Licenses and Permits. The Company and MIE possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and MIE are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor MIE has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xx) Title to Property. The Company and MIE have good and marketable title to all real property owned by the Company and MIE and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or MIE; and all of the leases and subleases material to the business of the Company and MIE, considered as one enterprise, and under which the Company or MIE holds properties described in the General disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor MIE has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or MIE under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or MIE to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxii) Environmental and Safety Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor MIE is in violation of any national, local or foreign statute, law, rule, regulation, ordinance, code or policy, any judicial or administrative interpretation thereof, or any industry guidelines generally complied with by companies of established repute engaged in the same or similar business, including any judicial or administrative order, consent, decree, judgment or best industry practice standards relating to pollution or protection of human health and workplace safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental and Safety Laws”), (B) the Company and MIE have all permits, authorizations and approvals required under any applicable Environmental and Safety Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental and Safety Law against the Company or MIE and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or MIE relating to Hazardous Materials or any Environmental and Safety Laws.
     (xxiii) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or any other share capital of or other equity interests in the Company; and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.
     (xxiv) Accounting Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and MIE maintain a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxv) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xxvi) Production Sharing Contracts and the PRC PSC Projects. With respect to the production sharing contracts for Daan oilfield, Moliqing oilfield and Miao 3 oilfield as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” (the “Production Sharing Contracts”):
     (A) the terms and conditions of the Production Sharing Contracts pursuant to which each of the PRC PSC Projects has been established, maintained and operated are in compliance with all applicable laws and regulations, and the execution and assignment of the Production Sharing Contracts, the consummation of transactions contemplated therein and the implementation of the terms and conditions thereunder constitute legal, valid and binding obligations of and are enforceable against all the parties therein; all consents required from respective parties have been obtained and are in full force and effect, and all Governmental Licenses required for the execution, assignment and implementation of the Production Sharing Contracts have been obtained, made and taken and are in full force and effect; and the obligations undertaken by and the rights granted to each party to the Production Sharing Contracts are legally permissible under all applicable laws and regulations;
     (B) the execution, delivery, assignment, assumption and performance of each Production Sharing Contract does not and will not, with or without the giving of notice or the lapse of time or both, contravene or result in a breach, violation or default under (a) any applicable law or regulation, (b) any Organizational Documents of the Company and MIE or (c) the terms of any Agreements and Instruments;
     (C) each Production Sharing Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or conditions of such Production Sharing Contract; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no Production Sharing Contract has been amended or revoked or is to be set aside under any applicable law or regulation;
     (D) there are no legal, administrative, arbitration or other proceedings through which any party has challenged the legality, effectiveness or validity of the Production Sharing Contracts, individually or taken as a whole, and to the knowledge of the Company, no such proceedings are threatened by any governmental authority or by any other persons; and
     (E) the statements in the General Disclosure Package and the Prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business – Production Sharing Contracts,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the material information required to be shown.
     With respect to the oil development projects conducted by the Company and MIE as described under the caption “Business – Production Sharing Contracts” (each a “PRC PSC Project” and collectively the “PRC PSC Projects”), (A) each PRC PSC Project has been duly approved and established, and is validly maintained and operated; (B) the Company and MIE have obtained all necessary Governmental Licenses for each of the PRC PSC Projects, issued by the appropriate national, provincial or local authorities, in connection with the existence and maintenance of each PRC PSC Project as required by all applicable laws and regulations and necessary to conduct their respective operations; such Governmental Licenses remain in full force and effect on the date hereof, and the Company and MIE are in compliance with the terms and conditions of all such Governmental Licenses in relation to each of the PRC PSC Projects and has not received notice of any proceedings relating to the revocation, suspension, cancellation, withdrawal or modification of any such Governmental Licenses, except for any noncompliance that would not result in a Material Adverse Effect; and (C) based on information available to and obtained by the Company and MIE after due inquiry and investigation, there is no ground for any of such Governmental Licenses to be revoked, suspended, cancelled, withdrawn or modified or, where relevant, not renewable upon its expiry date.
     (xxvii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of the Sarbanes-Oxley Act that are not then but will later become applicable to it, is actively taking steps to ensure that it will be in compliance with such other provisions of the Sarbanes-Oxley Act when these provisions become applicable to the Company after the effectiveness of the Registration Statement.
     (xxviii) Payment of Taxes. The Company and MIE have filed all tax returns that are required to have been filed by them pursuant to applicable national, provincial, local or other tax law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and MIE, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
     (xxix) Insurance. The Company and MIE carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company does not have any reason to believe that the Company or MIE will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor MIE has been denied any insurance coverage which it has sought or for which it has applied.
     (xxx) Statistical and Operating Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required, and such consent has not been revoked; all statistical and operating data included in the Registration Statement, the General Disclosure Package and the Prospectus regarding the Company and MIE are true and accurate in all material aspects.
     (xxxi) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities and the underlying Ordinary Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.
     (xxxii) Foreign Corrupt Practices Act. Neither the Company nor MIE nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees, affiliates or other persons acting on behalf of the Company and MIE is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses, making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company and MIE have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxxiii) No Violation of Sanctions. (i) None of the Company, MIE or any of their respective directors, officers, agents, employees, affiliates or other persons acting on behalf of the Company and MIE: (a) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”); or (b) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; and (ii) neither the Company nor MIE is currently subject to any sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council, or the European Union (the “Sanctions”) or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria.
     (xxxiv) Anti-Money Laundering Laws(xxxv) . Neither the Company nor MIE nor, to the knowledge of the Company, any of their respective officers and executive directors, nor any of their affiliates, supervisors, managers, agents and employees has violated, and the Company’s participation in the offering of the Securities pursuant to this Agreement will not violate, any Anti-Money Laundering Laws (as defined below). The Company has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws. As used herein, “Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

     (xxxvi) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xxxvii) Related Party Transactions. There has been no material relationships or transactions between the Company or MIE on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Registration Statement, General Disclosure Package and the Prospectus.
     (xxxviii) Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2010, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.
     (xxxix) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.
     (xl) No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the Cayman Islands by or on behalf of the Underwriters to any Cayman Islands tax authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities by the Company, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Securities, or (D) the execution and delivery of this Agreement or the Deposit Agreement.
     (xli) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Prospectus, the Power of Attorney and the Custody Agreement (as defined below) or any other document be filed or recorded with any court or other authority in the Cayman Islands.
     (xlii) Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 of this Agreement and Section 7.6 of the Deposit Agreement.
     (xliii) No Immunity. Neither the Company nor MIE nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, the PRC, New York or U.S. federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, the PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities; and, to the extent that the Company, MIE or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and MIE waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement and Section 7.6 of the Deposit Agreement.
     (xliv) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of the Closing Time or any Date of Delivery and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule E hereto.
     (xlv) Employee Benefits. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or MIE, or to any other person, except for any obligation that, if not fulfilled, would not result in a Material Adverse Effect, and the Company and MIE are in compliance with all applicable laws and regulations relating to employee benefits, except for any noncompliance that would not result in a Material Adverse Effect.
     (xlvi) No Broker-Dealer Affiliation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the Company or MIE, or holders of 5% or greater of the securities of the Company.
     (xlvii) No Trading. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor MIE is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.
     (xlviii) Forward-Looking Statement. Each “forward-looking statement” (within the meaning of Section 27A of the 1944 Act or Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.
     (xlix) Dividend Payment. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, MIE is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on MIE’s share capital, from repaying to the Company any loans or advances to MIE from the Company or from transferring MIE’s property or assets to the Company.

     (l) Reserved Share Program. The Company has not offered, or caused the Underwriters to offer, the Reserved Securities to any person pursuant to the Reserved Share Program with the intent to influence unlawfully (A) a customer or supplier of the Company or MIE to alter the customer’s or supplier’s level or type of business with the Company or MIE, or (B) a trade journalist or publication to write or publish favorable information about the Company or MIE or any of their respective products or services.
     (li) No additional Sale of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the 1933 Act.
     (lii) Lock-Up Agreement. Each officer, director and principal shareholder of the Company set forth on Schedule D hereto has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit E hereto (each such letter a “Lock-Up Agreement”).
     (b) Representations and Warranties by the Controlling Person. The Controlling Person hereby represents and warrants to each Underwriter as of the date hereof, as of the Closing Time and each Date of Delivery, and agrees with each Underwriter, as follows:
     (i) Accurate Disclosure. The representations and warranties of the Company contained in Sections 1(a)(iii), 1(a)(iv), 1(a)(v), 1(a)(vi), 1(a)(vii), 1(a)(xii), 1(a)(xiv), 1(a)(xv), 1(a)(xvii), 1(a)(xviii), 1(a)(xix), 1(a)(xx), 1(a)(xxii), 1(a)(xxiv), 1(a)(xxv), 1(a)(xxvi), 1(a)(xxvii), 1(a)(xxviii), 1(a)(xxx), 1(a)(xxxii), 1(a)(xxxiii), 1(a)(xxxiv), 1(a)(xxxvii), 1(a)(xliv) and 1(a)(xlviii) hereof are true and correct. At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time and at each Date of Delivery, the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time and each Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, neither the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the preceding sentence shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The Controlling Person is not prompted to sell the Securities to be sold by the Controlling Person hereunder by any information concerning the Company or MIE which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Controlling Person.

     (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by the Controlling Person and is the valid and binding agreement of the Controlling Person.
     (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by the Controlling Person and the consummation of the transactions contemplated herein and compliance by the Controlling Person with its obligations hereunder (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Controlling Person or any property or assets of the Controlling Person pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Controlling Person is a party or by which the Controlling Person may be bound, or to which any of the property or assets of the Controlling Person is subject, and (B) nor will such action result in any violation of the provisions of the Organizational Documents of the Controlling Person, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Controlling Person or any of its properties, except in each case to the extent that such conflict, breach, default or violation would not, individually or in the aggregate, have a material adverse effect on the ability of the Controlling Person to consummate the offering of the Securities or otherwise perform its obligations under this Agreement.
     (v) Certificates Suitable for Transfer. At the Closing Time, the Ordinary Shares underlying the Securities to be sold by the Controlling Person shall have been placed in custody with the Custodian pursuant to the Deposit Agreement, and the Controlling Person shall have issued irrevocable instructions to the Depositary requiring it to deliver such Securities to the Underwriters pursuant to this Agreement.
     (vi) Valid Title. The Controlling Person has, and at the Closing Time will have, (A) valid title to the Ordinary Shares underlying the Securities to be sold by the Controlling Person, free and clear of all security interests, claims, liens, equities or other encumbrances, , except for the security provided by the Controlling Person under the CKW Facility Agreement as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, which shall be released by the trading of the Initial Securities on the New York Stock Exchange, and (B) the legal right and the requisite corporate power to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Controlling Person.
     (vii) Delivery of Securities. Upon payment for the Securities to be sold by the Controlling Person, the issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the Ordinary Shares underlying such Securities pursuant to the Deposit Agreement and the crediting of such Securities to a securities account maintained by the Representatives at The Depositary Trust Company (the “DTC”) or its nominee, such Securities will be duly issued and the Underwriters under whose names the Securities are registered at the DTC will be entitled to the rights specified therein and in the Deposit Agreement.
     (viii) Absence of Manipulation. The Controlling Person has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Controlling Person of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, or the securities laws and regulations of jurisdictions outside the United States and Hong Kong.
     (x) Restriction on Sale of Ordinary Shares. The Controlling Person has furnished to the Representatives, prior to the date of this Agreement, a letter or letters substantially in the form of Exhibit E attached hereto.
     (xi) No Association with FINRA. Neither the Controlling Person nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.
     (xii) No Finder’s Fee. There are no contracts, agreements or understandings between the Controlling Person and any person that would give rise to a valid claim against the Controlling Person, the Company, MIE or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xiii) No Stamp or Transaction Taxes. No stamp or other issuance or transfer taxes or duties, withholding or other taxes under the laws and regulations of the jurisdiction of organization of the Controlling Person are payable by or on behalf of the Underwriters (a) solely as a direct result of their capacity as such and (b) solely as a direct result of (i) the deposit of Ordinary Shares by the Controlling Person with the Depositary against the issuance of the Securities to be sold by such Controlling Person pursuant to this Agreement, or (ii) the sale and delivery of such Securities by or on behalf of the Controlling Person to or for the respective accounts of the Underwriters pursuant to the terms of this Agreement.
     (xiv) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of Hong Kong for the enforcement thereof against the Controlling Person in accordance with the laws of Hong Kong and, to ensure the legality, validity, enforceability or admissibility into evidence in Hong Kong of this Agreement and the Deposit Agreement, it is not necessary that this Agreement, the Deposit Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in Hong Kong or that any Hong Kong stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.
     (xv) Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement are valid choices of law under the laws of Hong Kong and will be honored by courts in Hong Kong. The Controlling Person has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any New York Court, and the Controlling Person has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Controlling Person as provided in Section 16 of this Agreement.

     (xvi) No Immunity. Neither the Controlling Person nor any of its respective properties, assets or revenues has any right of immunity under the laws of the PRC, Hong Kong, the Cayman Islands, or New York or U.S. federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the PRC, Hong Kong, the Cayman Islands, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Power of Attorney and Custody Agreement or the Securities; and, to the extent that the Controlling Person or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Controlling Person waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement.
     (xvii) No Unapproved Marketing Documents. The Controlling Person has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by the Controlling Person, including any free writing prospectus.
     (xviii) No Registration Rights. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Controlling Person does not have, or has waived prior to the date hereof, any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.
     (xix) No Pre-emptive Rights. The Controlling Person does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company to the Underwriters pursuant to this Agreement; and the Controlling Person does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xx) Anti-Money Laundering Laws. None of the Controlling Person, any of its officers and executive directors or each of their affiliates, supervisors, managers, agents and employees has violated, and the Controlling Person’s participation in the offering of the Securities pursuant to this Agreement will not violate, any Anti-Money Laundering Laws. The Controlling Person has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.
     (xxi) Reserved Share Program. To the best knowledge and belief of the Controlling Person, the Company has not offered, or caused the Underwriters to offer, the Reserved Securities to any person pursuant to the Reserved Share Program with the intent to influence unlawfully (A) a customer or supplier of the Company or MIE to alter the customer’s or supplier’s level or type of business with the Company or MIE, or (B) a trade journalist or publication to write or publish favorable information about the Company or MIE or any of their respective products or services.
     (c) Representations and Warranties by the Other Selling Shareholders. Each such Other Selling Shareholder severally and not jointly and solely with respect to itself, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and agrees with each Underwriter, as follows (except that Section 1(c)(iii) shall not apply to TPG Star Energy Ltd. (“TPG”)):

     (i) Accurate Disclosure. (A) At the respective times the Registration Statement, the ADS Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the ADS Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of the Applicable Time, neither the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph only apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) based on information relating to such Other Selling Shareholder furnished to the Company in writing by such Other Selling Shareholder expressly for use therein. Such Other Selling Shareholder does not possess any non-public material information concerning the Company or MIE which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Other Selling Shareholder.
     (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, has been duly authorized, executed and delivered by such Other Selling Shareholder and is the valid and binding agreement of such Other Selling Shareholder.
     (iv) Noncontravention. The execution and delivery of this Agreement, and the Power of Attorney and Custody Agreement (if applicable to such Other Selling Shareholder), and the sale and delivery of the Securities to be sold by such Other Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Other Selling Shareholder with its obligations hereunder (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Other Selling Shareholder or any property or assets of such Other Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Other Selling Shareholder is a party or by which such Other Selling Shareholder may be bound, or to which any of the property or assets of such Other Selling Shareholder is subject, and (B) nor will such action result in any violation of the provisions of the Organizational Documents of such Other Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Other Selling Shareholder or any of its properties, except in each case to the extent that such conflict, breach, default or violation would not, individually or in the aggregate, have a material adverse effect on the ability of such Other Selling Shareholder to consummate the offering of the Securities or otherwise perform its obligations under this Agreement.

     (v) Certificates Suitable for Transfer. At the Closing Time, the Ordinary Shares underlying the Securities to be sold by such Other Selling Shareholder shall have been placed in custody with the Custodian pursuant to the Deposit Agreement, and such Other Selling Shareholder shall have issued irrevocable instructions to the Depositary requiring it to deliver such Securities to the Underwriters pursuant to this Agreement.
     (vi) Valid Title. Such Other Selling Shareholder has, and at the Closing Time will have, (A) valid title to the Ordinary Shares underlying the Securities to be sold by such Other Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and (B) the legal right and requisite corporate power to enter into this Agreement and the Power of Attorney and Custody Agreement (if applicable to such Other Selling Shareholder) and to sell, transfer and deliver the Securities to be sold by such Other Selling Shareholder.
     (vii) Delivery of Securities. Upon payment for the Securities to be sold by such Other Selling Shareholder, the issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the Ordinary Shares underlying such Securities pursuant to the Deposit Agreement and the crediting of such Securities to a securities account maintained by the Representatives at the DTC or its nominee, such Securities will be duly issued and the Underwriters under whose names the Securities are registered at the DTC will be entitled to the rights specified therein and in the Deposit Agreement.
     (viii) Absence of Manipulation. Such Other Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (ix) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Other Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement (if applicable to such Other Selling Shareholder), or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, or the securities laws and regulations of jurisdictions outside the United States and the jurisdiction where such Other Selling Shareholder has been established or incorporated.
     (x) Restriction on Sale of Ordinary Shares. Such Other Selling Shareholder has furnished to the Representatives, prior to the date of this Agreement, a letter or letters substantially in the form of Exhibit E attached hereto.
     (xi) No Association with FINRA. Neither such Other Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA, except as already disclosed in writing to the Representatives.
     (xii) No Finder’s Fee. There are no contracts, agreements or understandings between such Other Selling Shareholder and any person that would give rise to a valid claim against such Other Selling Shareholder, the Company, MIE or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xiii) No Stamp or Transaction Taxes. No stamp or other issuance or transfer taxes or duties, withholding or other taxes under the laws and regulations of the jurisdiction of organization of such Other Selling Shareholder are payable by or on behalf of the

Underwriters (a) solely as a direct result of their capacity as such and (b) solely as a direct result of (i) the deposit of Ordinary Shares by such Other Selling Shareholder with the Depositary against the issuance of the Securities to be sold by such Other Selling Shareholder pursuant to this Agreement, or (ii) the sale and delivery of such Securities by or on behalf of such Other Selling Shareholder to or for the respective accounts of the Underwriters pursuant to the terms of this Agreement.
     (xiv) No Unapproved Marketing Documents. Such Other Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Time or the latest Date of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities by such Other Selling Shareholder, including any free writing prospectus.
     (xv) No Registration Rights. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, such Other Selling Shareholder does not have, or has waived prior to the date hereof, any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.
     (xvi) No Pre-emptive Rights. Such Other Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company to the Underwriters pursuant to this Agreement; and such Other Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (d) Officer’s Certificates. Any certificate signed by any officer of the Company or MIE delivered to the Representatives or to the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representatives or the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C (which price shall reflect all underwriting discounts and commissions agreed to be paid by the Company and the Selling Shareholders to the Underwriters), such number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase up to an additional 2,700,000 Option Securities, at the price per ADS as set forth in Schedule C, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [Shearman & Sterling LLP at 12th Floor, East Tower, Twin Towers, B-12 Jianguomenwai Dajie, Beijing 100022, People’s Republic of China], or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (New York City Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Attorney-in-Fact (as defined in the Power of Attorney) pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them, provided however, that payment shall be made to TPG by wire transfer of immediately available funds to bank accounts designated by the authorized representative of TPG, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Either Merrill Lynch or J.P. Morgan, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company and the Selling Shareholders.
     (a) The Company covenants with each Underwriter as follows:
     (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement, the 1934 Act Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement, the 1934 Act Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the 1934 Act Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (E) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (ii) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or rules and regulations of the Commission under the 1934 Act within 48 hours prior to the Applicable Time; and the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
     (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement or Issuer Free Writing Prospectus as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or Issuer Free Writing Prospectus as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within or outside of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.
     (ix) No Violation of Sanctions. The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any Sanctions.
     (x) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.
     (xi) Restriction on Sale of ADSs and Ordinary Shares. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of ADSs or Ordinary Shares, whether any such swap or transaction described in paragraph (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted or to be granted pursuant to the existing employee share option plan of the Company referred to in the Prospectus, (D) the filing with the Commission of Form S-8 relating to Ordinary Shares granted under the Company’s existing employee share option plan referred to in the Prospectus, or (E) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this paragraph (xi) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (xii) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. During the three-

year period after the date of this Agreement, the Company will furnish to the Representatives and, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.
     (xiii) No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the 1933 Act) not to take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xiv) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use its best efforts to ensure compliance by all of its shareholders that are, or that are directly owned or controlled by, PRC residents or PRC citizens, with any applicable SAFE Rules and Regulations, including without limitation, requesting each such shareholder, that is directly owned or controlled by, a PRC resident or PRC citizen, to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (xv) Transfer Restrictions. The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.
     (xvi) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement.
     (xvii) Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals as may be required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares and the ADSs, and (iii) it will use its best efforts to obtain and maintain all approvals as may be required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
     (xviii) Sarbanes-Oxley Act. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause MIE and their respective directors and officers, in their capacities as such, to comply with the applicable provisions of Sarbanes-Oxley Act.
     (xix) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
     (b) Each Selling Shareholder covenants with each Underwriter as follows:
     (i) W-9 / W-8 Form. Such Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9 (if such Selling Shareholder is a United States person) or applicable Form W-8 (if such Selling Shareholder is a non-United States person), or other applicable form or statement specified by Treasury Department regulations in lieu thereof.
     (ii) Material Event. Such Selling Shareholder agrees to notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (iii) Taxes. Such Selling Shareholder agrees to pay, or cause to be paid, all taxes, if any, on the issue and the transfer and sale to the Underwriters of the Securities to be sold by such Selling Shareholder pursuant to this Agreement.
     (c) Issuer Free Writing Prospectuses. Each of the Company and the Selling Shareholders represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the General Disclosure Package and the Prospectus as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Deposit Agreement and any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the ADRs evidencing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees,

(vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show (all items covered in this paragraph (ix) collectively, the “Road Show Expenses”), provided, however, that the Underwriters shall pay the first US$300,000 in the Road Show Expenses subject only to Section 4(c) of this Agreement; (x) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. For avoidance of doubt, the Underwriters will pay for all fees and disbursements of the Underwriters’ counsels, subject to Section 4(c) of this Agreement.
     (b) Expenses of the Selling Shareholders. Each Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, by such Selling Shareholder, (ii) underwriting discounts and commissions payable to the Underwriters in connection with the sale of Securities by such Selling Shareholder under this Agreement, and (iii) the fees and disbursements of its counsel and other advisors.
     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all fees and disbursements of the Underwriters’ counsels up to US$295,000 and all of the Underwriters’ other reasonable out-of-pocket expenses up to US$300,000, provided that the reimbursement for the air travel expenses only applies to economy class airfares (for due diligence meetings to Beijing) incurred by the Underwriters in relation to the transactions contemplated hereunder.
     (d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or MIE or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, and the ADS Registration Statement have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

     (b) Opinion of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Latham & Watkins, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as the Underwriters may reasonably request.
     (c) Opinion of Cayman Islands Counsel for the Company and MIE. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Maples and Calder, Cayman Islands counsel for the Company and MIE, in form and substance satisfactory to counsel of the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2 hereto and to such further effect as the Underwriters may reasonably request.
     (d) Opinion of PRC Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion addressed to the Representatives, dated as of the Closing Time, of Zhong Lun Law Firm, PRC counsel for the Company, in form and substance satisfactory to counsel of the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 hereto and to such further effect as the Underwriters may reasonably request.
     (e) Opinions of U.S. Counsels for the Selling Shareholders. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of (A) Latham & Watkins, U.S. counsel for the Controlling Person and Sino Link Limited, to the effect set forth in Exhibit B-1 hereto; (B) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for TPG, to the effect set forth in Exhibit B-2 hereto; and (C) DLA Piper LLP (US), U.S. counsel for Harmony Energy Limited, to the effect set forth in Exhibit B-3 hereto; each to such further effect as the Underwriters may reasonably request and in form and substance satisfactory to counsel of the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
     (f) Opinion of Local Counsels for the Selling Shareholders. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of (A) White & Case LLP, Hong Kong counsel for the Controlling Person, to the effect set forth in Exhibit C-1 hereto; (B) Maples and Calder, Cayman Islands counsel for Sino Link Limited and TPG, to the effect set forth in Exhibit C-2 hereto, and (C) Maples and Calder, British Virgin Islands counsel for Harmony Energy Limited, to the effect set forth in Exhibit C-3 hereto; each to such further effect as the Underwriters may reasonably request and in form and substance satisfactory to counsel of the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
     (g) Opinion of Depositary’s Counsel. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to counsel of the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as the Underwriters may reasonably request.
     (h) Opinion of U.S. Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives.
     (i) Opinion of PRC Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Jingtian & Gongcheng, PRC counsel for the Underwriters, in form and substance satisfactory to the Representatives.
     (j) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.
     (k) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Securities against issuance of the ADRs evidencing the Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.
     (l) Form W-9 / W-8. At or prior to the Closing Time, the Representatives shall have received a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), as the case may be, properly completed and executed by each Selling Shareholder.
     (m) No Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.
     (n) Officers’ Certificates. The Representatives shall have received certificates of the chief executive officer and the chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or prospects of the Company and MIE taken as a whole, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission. The Representatives shall have also received a certificate of the chief financial officer of the Company, dated as of the Closing Time, to the effect that the operating and financial data in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from and verified against the Company’s accounting and business records, and the chief financial officer has no reason to believe that such data is not true and correct.
     (o) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of the Attorney-in-Fact on behalf of all Selling Shareholders (other than TPG), and a certificate of an authorized representative on behalf of TPG, each dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) and Section 1(c), as the case may be, are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.
     (p) Accountant’s Comfort Letter at the Execution of this Agreement. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Zhong Tian CPAs Company Limited a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

     (q) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers Zhong Tian CPAs Company Limited a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (p) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (r) Oil Reserve Consultant’s Comfort Letter. At the Closing Time, the Representatives shall have received from Ryder Scott Company Petroleum Consultants a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in independent oil reserve consultants’ “comfort letters” to underwriters with respect to the Company’s oil reserve information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (s) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (t) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (u) Lock-up Agreements. At the date of this Agreement, the Lock-Up Agreements signed by the persons listed on Schedule D hereto shall remain in force and not have been repudiated by any of the parties to such agreements.
     (v) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and MIE hereunder shall be true and correct as of each Date of Delivery and, at each Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer and the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(n) hereof remains true and correct as of such Date of Delivery;
     (iii) Opinion of Counsels for the Company. The favorable opinions of Latham & Watkins, U.S. counsel for the Company, together with the favorable opinions of Maples and Calder, Cayman Islands counsel for the Company and MIE, and of Zhong Lun Law Firm, PRC counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b), 5(c) and 5(d) hereof;
     (v) Opinion of Counsels for the Underwriters. The favorable opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, together with the favorable opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(h) and 5(i) hereof;
     (vi) Opinion of Depositary’s Counsel. The favorable opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g); and

     (vii) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers Zhong Tian CPAs Company Limited, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(q) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
     (w) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing time, a Delivery Date or otherwise.
     (x) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 16 and 17 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company and the Controlling Person jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assignees of all of the foregoing persons, as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that (A) in no event shall the Controlling Person be liable under the provisions of this Section for any amount in excess of the total proceeds (after deducting commissions, but before taxes and other expenses) received by the Controlling Person from the sale of the Securities by the Controlling Person pursuant to this Agreement, and (B) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Each Other Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in sub-sections (a)(i), (ii) and (iii) above only with respect to information relating to such Other Selling Shareholder furnished to the Company in writing by such Other Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package or the Prospectus, provided that, in no event shall such Other Selling Shareholder be liable under the provisions of this Section for any amount in excess of the total proceeds (after deducting commissions, but before taxes and other expenses) received by such Other Selling Shareholder from the sale of the Securities by such Other Selling Shareholder pursuant to this Agreement.
     (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and the Controlling Person jointly and severally agree to indemnify and hold harmless the Underwriters, their affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by such Invitee by 8:00 a.m. New York City Time on the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by Section 7(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or any violation of the nature referred to in Section 6(f) hereof.
     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, (a) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (b) no Selling Shareholder shall be required to contribute (i) any amount in excess of the total proceeds (after deducting underwriting commissions but before taxes and other expenses) received by such Selling Shareholder from the sale of Securities by such Selling Shareholder pursuant to this Agreement, or to (ii) any loss, liability, claim, damage or expense attributable to any violation of the nature referred to in Section 6(f) hereof.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or MIE or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change or any development involving a prospective change in the business, properties, condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and MIE considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other act of terrorism, calamity or crisis or any change or development involving a prospective change in any of U.S., Cayman Islands, PRC or international political, financial, economic, taxation or regulatory conditions or currency exchange rates or controls, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16 and 17 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, as the case may be, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either (A) the Representatives or (B) the Company and any Selling Shareholder shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements; in the event of any such default in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, either the Representatives or the Company shall have the right to postpone the relevant Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Initial Securities which such Selling Shareholder is obligated to sell hereunder, and the Company or the remaining Selling Shareholders, or both, do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4(c), 6, 7, 8, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder.
     No action taken pursuant to this Section 11(a) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.
     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4(c), 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, NY 10036, United States, to the attention of Equity Capital Markets and to J.P. Morgan at 383 Madison Avenue, Floor 4, New York, NY 10179, to the attention of Equity Capital & Derivatives Markets, Americas; notices to the Company and the Selling Shareholders (other than TPG) shall be directed to the Company, at Suite 406, Block C, Grand Place, 5 Hui Zhong Road,

Chaoyang District, Beijing 100101, People’s Republic of China, to the attention of Chief Financial Officer; and notices to TPG shall be directed to 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, United States, to the attention of Mr. Clive D. Bode, with a copy to TPG Growth Capital (Asia) Limited, 57th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, to the attention of Mr. Stephen Law.

     SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     (b) The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
     (c) The Company and the Selling Shareholders (other than TPG) irrevocably appoint CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as each of their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholders (other than TPG) by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders (other than TPG) in any such suit or proceeding. The Company and the Selling Shareholders (other than TPG) further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     (d) TPG irrevocably appoints TPG Capital – New York, Inc., currently of 888 7th Avenue, 38th Floor, New York, NY 10019, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to TPG by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon TPG in any such suit or proceeding. TPG further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     SECTION 17. Judgment Currency. The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.
     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Controlling Person, the Attorney-in-Fact for the Selling Shareholders (other than TPG) and the authorized representative of TPG a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Controlling Person and the Selling Shareholders in accordance with its terms.

Very truly yours, MIE Holdings Corporation
By:
Name:
Title:

Far East Energy Limited (as Controlling Person)
By:
	Name:	Ruilin Zhang
Title:

Ruilin Zhang
By:
As Attorney-in-Fact acting on behalf of Far East Energy Limited, Harmony Energy Limited and Sino Link Limited

TPG Star Energy Ltd.
By:
Name:
As authorized representative of TPG Star Energy Ltd.

CONFIRMED AND ACCEPTED, as of the date first above written: Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:
Name:
Title:

J.P. Morgan Securities Inc.
By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
SCHEDULE OF UNDERWRITERS

Number of
Initial Securities
Underwriters
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[ ]
J.P. Morgan Securities Inc.	[ ]
Macquarie Capital (USA) Inc.	[ ]
RBC Capital Markets Corporation	[ ]
Total	18,000,000

SCHEDULE B
THE COMPANY AND SELLING SHAREHOLDERS

		Number of Option
	Number of Initial	Securities to be
	Securities to be Sold	Sold
MIE Holdings Corporation	12,000,000	2,700,000
Far East Energy Limited	3,860,300	—
TPG Star Energy Ltd.	1,060,000	—
Harmony Energy Limited	899,700	—
Sino Link Limited	180,000	—
Total	18,000,000	2,700,000

Sch B-1

SCHEDULE C
MIE Holdings Corporation
18,000,000 American Depositary Shares
Representing 45,000,000 Ordinary Shares
(Par Value US $0.001 Per Ordinary Share)
1. The initial public offering price per ADS for the Securities, determined as provided in said Section 2, shall be US$[          ].
2. The purchase price per ADS for the Securities to be paid by the several Underwriters shall be US$[          ], being an amount equal to the initial public offering price set forth above less US$[          ] per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
Sch C-1

SCHEDULE D
List of Persons and Entities subject to Lock-Up
Directors and Executive Officers:
Ruilin Zhang
Jiangwei Zhao
Forrest L. Dietrich
Allen Mak
Jianping Mei
Feffrey W. Miller
Xuancheng Shou
Bo Yang
Yunfei Lian
Andrew S. Harper
Shareholders:
Far East Energy Limited
TPG Star Energy Ltd.
TPG Star Energy Co-Invest, LLC
Harmony Energy Limited
Sino Link Limited
Sch D-1

SCHEDULE E
[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]
Sch E-1

Exhibit A-1
FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(b)
Exhibit A-1-1

Exhibit A-2
FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY AND MIE
TO BE DELIVERED PURSUANT TO SECTION 5(c)
Exhibit A-2-1

Exhibit A-3
FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(d)
Exhibit A-3-1

Exhibit B-1
FORM OF OPINION OF U.S. COUNSEL FOR
THE CONTROLLING PERSON AND SINO LINK LIMITED
TO BE DELIVERED PURSUANT TO SECTION 5(e)
Exhibit B-1-1

Exhibit B-2
FORM OF OPINION OF U.S. COUNSEL FOR TPG
TO BE DELIVERED PURSUANT TO SECTION 5(e)
Exhibit B-2-1

Exhibit B-3
FORM OF OPINION OF U.S. COUNSEL FOR HARMONY ENERGY LIMITED
TO BE DELIVERED PURSUANT TO SECTION 5(e)
Exhibit B-3-1

Exhibit C-1
FORM OF OPINION OF HONG KONG COUNSEL FOR THE CONTROLLING PERSON
TO BE DELIVERED PURSUANT TO SECTION 5(f)
Exhibit C-1-1

Exhibit C-2
FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR SINO LINK LIMITED AND TPG
TO BE DELIVERED PURSUANT TO SECTION 5(f)
Exhibit C-2-1

Exhibit C-3
FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL FOR
HARMONY ENERGY LIMITED
TO BE DELIVERED PURSUANT TO SECTION 5(f)
Exhibit C-3-1

Exhibit D
FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 5(g)
Exhibit D-1

Exhibit E
[Form of lock-up from directors, officers or other stockholders]
[          ], 2010
Merrill Lynch, Pierce, Fenner & Smith Incorporated
     One Bryant Park
     New York, NY 10036
     United States
J.P. Morgan Securities Inc.
     383 Madison Avenue, Floor 4
     New York, NY 10179
     United States
as Representatives of the several Underwriters
     Re:      Proposed Public Offering by MIE Holdings Corporation
Dear Sirs:
     The undersigned, [a shareholder] [[and] an officer and/or director] of MIE Holdings Corporation, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities Inc. (“J.P. Morgan,” and together with Merrill Lynch, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, Far East Energy Limited (the “Controlling Person”) and the Other Selling Shareholders providing for the public offering of the American Depositary Shares of the Company (the “ADSs”), each two ADSs representing five of the Company’s ordinary shares, par value US$0.001 per ordinary share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as [a shareholder] [[and] an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, except for the securities to be sold under the Underwriting Agreement, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any ADSs or Ordinary Shares or any securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of ADSs, Ordinary Shares or other securities, in cash or otherwise. Notwithstanding the foregoing, ADSs or Ordinary Shares acquired by the undersigned on the open market after the date of the Closing Time shall not constitute Lock-Up Securities. Capitalized terms used herein and not otherwise defined have the meanings assigned them in the Underwriting Agreement.
Exhibit E-1

     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), as a distribution to limited partners or stockholders of the undersigned, or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
Exhibit E-2

     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:
Exhibit E-3